SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "AGREEMENT") is dated as of March 24, 2004, among Infocrossing, Inc., a Delaware corporation (the "COMPANY"), and the purchasers identified on the signature pages hereto (each, a "PURCHASER" and collectively, the "PURCHASERS").

         WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

ARTICLE I.
                                   DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

                  "ACTION" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened against or affecting the Company in a writing delivered to the Company or such Subsidiary (as the case may be), any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

                  "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

                  "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

                  "CLOSING" means the closing of the purchase and sale of the Shares pursuant to Article II.

                  "CLOSING DATE" means the second Business Day after the satisfaction or waiver of the conditions to Closing set forth in Sections 5.1 and 5.2.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK" means the common stock of the Company, $0.01 par value per share, and any securities into which such common stock may hereafter be reclassified.

                  "COMPANY COUNSEL" means Latham & Watkins LLP.

                  "DISCLOSURE MATERIALS" has the meaning set forth in Section 3.1(h).

                  "EFFECTIVE DATE" means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

                  "ESCROW AGENT" means the Escrow Agent under the Escrow Agreement.

                  "ESCROW AGREEMENT" means the Escrow Agreement, dated as of the date of this Agreement, among the Company, Roth Capital Partners, LLC and the Escrow Agent.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "INVESTMENT AMOUNT" means, with respect to each Purchaser, the investment amount indicated below such Purchaser's name on the signature page of this Agreement.

                  "LIEN" means any lien, charge, encumbrance, security interest or right of first refusal.

                  "PER SHARE PURCHASE PRICE" equals $10.50.

                  "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

                  "REGISTRATION STATEMENT" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Purchasers, in the form of Exhibit B.

                  "RULE 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "SEC REPORTS" has the meaning set forth in Section 3.1(h).

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SHARES" means the shares of Common Stock issued or issuable to the Purchasers at the Closing.

                  "SUBSIDIARY" means any "significant subsidiary" as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

                  "TRADING DAY" means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

                  "TRADING MARKET" means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market or the NASDAQ SmallCap Market, on which the Common Stock is listed or quoted for trading on the date in question.

                  "TRANSACTION DOCUMENTS" means this Agreement, the Registration Rights Agreement, the Escrow Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.



ARTICLE II.
                                PURCHASE AND SALE

2.1 Purchase of Shares; Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, the Shares representing such Purchaser's Investment Amount. The Closing shall take place on the Closing Date at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, New York, NY 10104 or at such other location as the parties may agree.

2.2 Closing Deliveries. (a) At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following (collectively, the "COMPANY DELIVERABLES"):

(i) a certificate evidencing a number of Shares equal to such Purchaser's Investment Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser, or such nominee name as designated by Purchaser;

(ii) the legal opinion of Company Counsel, in agreed form, addressed to the Purchasers; and

(iii) the Registration Rights Agreement and the Escrow Agreement, each duly executed by the Company.

(b) At the Closing, each Purchaser shall deliver or cause to be delivered the following:

(i) such Purchaser's Investment Amount, which shall have been deposited in accordance with Section 4.11 and which will be distributed in accordance with the Escrow Agreement; and

(ii) the Registration Rights Agreement, duly executed by such Purchaser.

ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Purchaser:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a). Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in (i) an adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse impairment to the Company's ability to perform on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "MATERIAL ADVERSE EFFECT").

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application and as any rights to indemnity or contribution thereunder may be limited by public policy considerations.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than
(i) the filing with the Commission of one or more Registration Statements in accordance with the requirements Registration Rights Agreement or the filing of a Form D with the Commission, (ii) any filings required by state securities laws, (iii) the filings required in accordance with Section 4.5, and (iv) those that have been made or obtained prior to or as of the date of this Agreement.

(f) Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

(g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company's various option and incentive plans, is set forth in Schedule 3.1(g). Except as set forth in Schedule 3.1(g), no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Shares and except as disclosed in Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth in Schedule 3.1(g), the issue and sale of the Shares will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials being collectively referred to herein as the "SEC REPORTS" and, together with the Schedules to this Agreement, the "DISCLOSURE MATERIALS") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, in each case in accordance with GAAP, subject, in the case of unaudited statements, to normal, nonrecurring, year-end audit adjustments.

(i) Press Releases. The press releases disseminated by the Company during the one (1) year preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that would have or reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not adopted material changes in accounting principles or changed its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(k) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which would have or reasonably be expected to result in a Material Adverse Effect.

(m) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment, labor matters and gaming matters, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder promulgated by the Commission, except where such noncompliance would not have or reasonably be expected to result in a Material Adverse Effect and except that the Company does not currently have a financial expert on its audit committee.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect ("MATERIAL PERMITS"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or Liens pursuant to the Term Loan Agreement, dated October 21, 2003, among the Company, the Lenders named therein and Infocrossing Agent, Inc., as Agent. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(p) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Reports, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary on market terms.

(r) Transactions With Affiliates and Employees. There are no transactions between the Company or any Subsidiary on the one hand and any officer or director of the Company on the other and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), in each case, that are required to be described in the SEC Reports pursuant to Item 404 of Regulation S-K and are not so described in accordance therewith.

(s) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t) Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(u) Certain Fees. Except as described in Schedule 3.1(u), no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by a Purchaser pursuant to written agreements executed by such Purchaser which fees or commissions shall be the sole responsibility of such Purchaser) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(v) Certain Registration Matters. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3.2(b)-(i), no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers under the Transaction Documents. The Company is eligible to register the resale of its Common Stock for resale by the Purchasers under Form S-3 promulgated under the Securities Act. Except as described in
Schedule 3.1(v), the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(w) Listing and Maintenance Requirements. Except as specified in the SEC Reports or that have been cured, the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be (other than with respect to minimum price requirements), in compliance with the current listing and maintenance requirements for continued listing of the Common Stock on the NASDAQ Stock Market. The issuance and sale of the Shares under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Purchasers the Shares in accordance with the Transaction Documents.

(x) Investment Company. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(y) No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(z) No Ownership in SMS. Neither the Company nor, to the Company's knowledge, any of its officers or directors own any equity interest in ITO Acquisition Corp, a data center outsourcing company doing business as Systems Management Specialists ("SMS") other than pursuant to the Company's acquisition of all of the outstanding stock of SMS.

(aa) Disclosure. The Company confirms that neither it nor any Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that the Company believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company's representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(bb) Acquisition of SMS. Upon receipt of a certificate from Roth Capital Partners, LLC in a form satisfactory to the Company certifying that Roth Capital Partners, LLC has obtained at least $27.5 million of gross subscriptions to purchase Common Stock and assuming the receipt of such financing, the Company will have sufficient funds to finance the cash component of the purchase price for the outstanding capital stock of SMS. In addition, as of the date hereof and assuming receipt of such financing as contemplated by such certificate, to the Company's knowledge, there would not be expected to be a failure of any material condition which would prevent the consummation of the acquisition of SMS by the Company.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants to the Company as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application and as any rights to indemnity or contribution thereunder may be limited by public policy considerations. Such Purchaser is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with its execution, delivery and performance of the Transaction Documents other than those that have been made or obtained prior to the date of the Agreement.

(b) Investment Intent. Such Purchaser understands that the Shares are "restricted securities" (as defined in Rule 144 under the Securities Act) and have not been registered under the Securities Act or any applicable state securities law and such Purchaser is acquiring the Shares as principal for its own account for investment purposes only and not for the account of any other Person or with a view to any resale or distribution thereof or any part thereof, without prejudice, however, to such Purchaser's right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Shares for any period of time. Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

(c) Purchaser Status. Such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

(d) General Solicitation. Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Access to Information. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and
(iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

(f) International Actions. Such Purchaser acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares, in any jurisdiction outside the United States. If such Purchaser is located outside the United States, it has or will take all actions necessary for the sale of the Shares to comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

(g) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser has carefully considered the potential risks relating to the Company and a purchase of the Shares, and fully understands that the Shares are speculative investments which involve a high degree of risk of loss of such Purchaser's entire investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(h) Limited Ownership. The purchase by such Purchaser of the Shares issuable to it at the Closing will not result in such Purchaser (individually or together with other Persons with whom such Purchaser has identified, or will have identified, itself as part of a "group" in a public filing made with the Commission involving the Company's securities), acquiring, or obtaining the right to acquire, in excess of 14.999% of the Common Stock or the voting power of the Company on a post transaction basis that assumes that the Closing shall have occurred. Such Purchaser will not, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of the Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 14.999% of the Common Stock or the voting power of the Company on a post transaction basis that assumes that the Closing shall have occurred. Such Purchaser acknowledges and agrees that the Company has not approved the investment by such Purchaser, nor the Purchaser as an "interested stockholder", in either case for purposes of
Section 203 of the Delaware General Corporate Law, with the result that the restrictions on "business combinations" set forth therein are applicable to such Purchaser.

(i) Information. Such Purchaser represents that the information contained in this Section 3.2 is accurate and may be relied upon by the Company, and such Purchaser will notify the Company immediately of any material change in any of such information prior to the Closing.

(j) Not an Officer or Director of the Company. Such Purchaser represents that it is not an officer or director of the Company or any of its Subsidiaries.

(k) No Agreements to Purchase Shares. Such Purchaser has not entered into, on or prior to the date hereof, any contract, agreement, arrangement or understanding with the Company to purchase, directly or indirectly, any Shares.

The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

4.1 (a) Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Shares other than pursuant to an effective registration statement, to the Company or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably satisfactory to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

                  (b) Certificates evidencing the Shares will contain the following legend, so long as is required by this Section 4.1(b) or Section 4.1(c):

                  THESE SHARES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR SECURITIES REGULATORS OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE, NOR MAY ANY INTEREST THEREIN BE, OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY, SUBJECT TO CERTAIN EXCEPTIONS, A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, IN FORM AND SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SHARES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SHARES IN ACCORDANCE WITH APPLICABLE LAWS.

                  The Company acknowledges and agrees that a Purchaser may from time to time make a bona fide pledge, and/or grant of a security interest in some or all of the Shares pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Purchaser may deliver pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares including the preparation and filing of any required amended registration statement or prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

                  (c) Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following any sale of such Shares pursuant to an effective registration statement under the Securities Act, or (ii) following any sale of such Shares pursuant to and in compliance with Rule 144 and upon receipt by the Company of customary representation letters from selling Purchasers and their brokers, or (iii) following receipt by the Company of customary representation letters from the selling Purchasers evidencing such Purchaser's eligibility to make resales under Rule 144(k). The Company shall promptly cause its counsel to issue any legal opinion or instruction required by the Company's transfer agent to effect the de-legending contemplated in this section. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section except as it may reasonably determine are necessary or appropriate to comply or to ensure compliance with those applicable laws that are enacted or modified after the Closing such as to require such notation or instructions.

4.2 Furnishing of Information. As long as any Purchaser owns the Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Shares under Rule
144. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell such Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers, or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market, and the Company represents that it has not engaged in such sales, offers or solicitations during the six months immediately preceding the date hereof.

4.4 Subsequent Registrations. Other than pursuant to the Registration Statement, prior to the Effective Date, the Company may not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company.

4.5 Securities Laws Disclosure; Publicity. On the date that this Agreement is executed by the parties, the Company will issue a press release and file a Current Report on Form 8-K to disclose the execution of this Agreement and the material terms of the transactions contemplated hereby. On the Closing Date, the Company will issue a press and file a Current Report on Form 8-K (which will include the Transaction Documents as exhibits) to disclose the Closing. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any press release or any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act and Form D filings with the Commission) or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

4.6 Limitation on Issuance of Future Priced Securities. During the six months following the Closing Date, the Company shall not issue any "Future Priced Securities" as such term is described by NASD IM-4350-1, other than issuances of warrants to acquire Common Stock that contain customary anti-dilution protection (which the parties agree shall not include adjustments tied to other issuances of Company securities).

4.7 Indemnification of Purchasers. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Purchasers and their directors, trustees, officers, shareholders, partners, members, employees and agents (each, a "PURCHASER PARTY") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "LOSSES") that any such Purchaser Party may suffer or incur as a result of or relating to
(a) any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document or (b)
Section 16(b) of the Exchange Act solely as a result of being deemed to be part of a group or having acquired beneficial ownership of Shares beneficially owned by one or more of the other Purchasers, in either case in respect of this clause
(b), solely as a consequence of entering into this Agreement as determined in a final nonappealable judgment of a court of competent jurisdiction.

4.8 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Shares hereunder to finance a portion of its acquisition of all of the outstanding stock of SMS and in the event such acquisition does not close, the Company intends to use the net proceeds of this offering for other acquisitions and general working capital purposes.

4.10 Listing of Common Stock. From the date hereof through the Effectiveness Period (as such term is defined in the Registration Rights Agreement) the Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares, and will take such other action as is necessary or desirable in the reasonable opinion of the Purchasers to cause the Shares to be listed on such other Trading Market as promptly as possible and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.11 Delivery of Investment Amount. Promptly following its execution of this Agreement, each Purchaser shall deliver to the escrow account specified on Annex 1 to this Agreement, for deposit and distribution in accordance with the terms of the Escrow Agreement, such Purchaser's Investment Amount, in United States dollars and in immediately available funds.

ARTICLE V.
                         CONDITIONS PRECEDENT TO CLOSING

5.1 Conditions Precedent to Obligations of the Purchasers. Each Purchaser's obligation to purchase the Shares at the Closing is subject to the satisfaction or waiver by such Purchaser of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (except for those qualified as to materiality, which shall be true and correct) as of the date of this Agreement and as of the Closing Date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct in all material respects (or if qualified by materiality, which shall be true and correct) as of such date) as though made on and as of the Closing Date.

(b) Performance of Obligations. The Company shall have performed in all material respects all agreements and covenants required to be performed by it under this Agreement prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or by the NASDAQ National Market which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) No Material Adverse Effect. Between the execution of this Agreement and the Closing, no event or series of events (other than stock price fluctuations) shall have occurred which reasonably would be expected to have or result in a Material Adverse Effect.

(e) Company Deliverables. The Company shall have delivered all of the Company Deliverables for distribution at Closing.

(f) Minimum Subscriptions. The aggregate of all Purchasers' Investment Amounts delivered to the Escrow Agent or the Company in accordance with Section 4.11 and the Escrow Agreement shall not be less than $27.5 million.

(g) Nasdaq Listing. The Nasdaq Stock Market shall have approved the Company's application for the listing of the Shares and shall not have objected to the transactions contemplated by this Agreement.

(h) Closing Date. The Closing shall have occurred by April 5, 2004.

5.2 Conditions Precedent to Obligations of the Company. The Company's obligation to issue and sell the Shares to each Purchaser at the Closing is subject to the satisfaction, or waiver by the Company, of the following conditions:

(a) Representations and Warranties. The representations and warranties of such Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such date) as though made on the Closing Date.
(b) Performance of Obligations. Such Purchaser shall have performed in all material respects all agreements and covenants required to be performed by it under this Agreement prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or by the NASDAQ National Market which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Minimum Subscriptions. The aggregate of all Purchasers' Investment Amounts delivered to the Escrow Agent or the Company in accordance with Section 4.11 and the Escrow Agreement shall not be less than $27.5 million.

(e) Nasdaq Listing. The Nasdaq Stock Market shall have approved the Company's application for the listing of the Shares and shall not have objected to the transactions contemplated by this Agreement.

(f) Closing Date. The Closing shall have occurred by April 5, 2004.



ARTICLE VI.
                                  MISCELLANEOUS

6.1 Fees and Expenses. At the Closing, the Company shall pay to Bryan Cave LLP, upon presentation of an invoice, $25,000 in connection with the preparation of the Transaction Documents, it being understood that Bryan Cave LLP has only rendered legal advice to Roth Capital Partners LLC, and not to the Company or any Purchaser in connection with the transactions contemplated hereby, and that each of the Company and each Purchaser has relied for such matters on the advice of its own respective counsel. Except as specified in the immediately preceding sentence and as specified in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.

6.2 Entire Agreement. The Transaction Documents, together with the Exhibits, Annexes and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         If to the Company:                Infocrossing, Inc.
                                           2 Christie Heights Street
                                           Leonia, NJ 07605
                                           Attn:  Chief Executive Officer
                                           Facsimile No.:  (201) 840-7126

         With a copy to:                   Latham & Watkins LLP
                                           885 Third Avenue, Suite 1000
                                           New York, NY 10022-4802
                                           Attn: Robert A. Zuccaro, Esq.
                                           Facsimile No.: (212) 751-4864


         If to a Purchaser:                To the address set forth under such
                                           Purchaser's name on the signature
                                           pages hereof;


or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the holders of two-thirds of the Shares then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Shares in other than a registered resale or a resale pursuant to Rule 144, provided such transfer is in compliance with
Section 4.1 and the transferee undertakes in writing to the Company to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the Purchasers.

6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7.

6.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "NEW YORK COURTS"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.9 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares for a period of two years from the Closing. The agreements and covenants contained herein shall survive the Closing in accordance with their respective terms.

6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.13 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.15 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.16 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

6.17 Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of any Purchaser arising directly or indirectly, under any Transaction Document, of any and every nature whatsoever, shall be satisfied solely out of the assets of such Purchaser, and that no trustee, officer, other investment vehicle affiliated with such Purchaser or any investor, shareholder or holder of shares of beneficial interest of such a Purchaser shall be personally liable for any liabilities of such Purchaser.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                     INFOCROSSING, INC.

                                     /S/ ZACH LONSTEIN
                                     --------------------------------------
                                     Name:  Zach Lonstein
                                     Title: Chairnam and Chief Executive Officer


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGES FOR PURCHASERS FOLLOW]

         IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

                                    Trustman in c/o STI Classic Small Cap
                                        Growth Fund

                                    By:/S/ Mark D. Garfinkel
                                       ----------------------------------------
                                      Name:  Mark D. Garfinkel
                                      Title: Vice President & Fund Manager

                                    Investment Amount:        $1,281,000

                                    Address for Notice: Trusco Capital
                                                        Management
                                                        50 Hurt Plaza Suite 1400
                                                        Atlanta, GA 30303


                                    Facsimile No.:
                                    Attn:


                                    Trustman in c/o Arthur Vining Davis
                                        Foundation

                                   By:/S/ Mark D. Garfinkel
                                       ----------------------------------------
                                      Name:  Mark D. Garfinkel
                                      Title: Vice President & Fund Manager

                                    Investment Amount:        $24,150

                                    Address for Notice: Trusco Capital
                                                        Management
                                                        50 Hurt Plaza Suite 1400
                                                        Atlanta, GA 30303

                                    Facsimile No.:
                                    Attn:


                                    Trustman in c/i TUA Troyal Brooks

                                   By:/S/ Mark D. Garfinkel
                                       ----------------------------------------
                                      Name:  Mark D. Garfinkel
                                      Title: Vice President & Fund Manager

                                    Investment Amount:        $5,250

                                    Address for Notice: Trusco Capital
                                                        Management
                                                        50 Hurt Plaza Suite 1400
                                                        Atlanta, GA 30303

                                    Facsimile No.:
                                    Attn:


                                    Trustman in c/o TUA Sandra Brooks

                                   By:/S/ Mark D. Garfinkel
                                       ----------------------------------------
                                      Name:  Mark D. Garfinkel
                                      Title: Vice President & Fund Manager

                                    Investment Amount:        $2,100

                                    Address for Notice: Trusco Capital
                                                        Management
                                                        50 Hurt Plaza Suite 1400
                                                        Atlanta, GA 30303

                                    Facsimile No.:
                                    Attn:

                                    SF Capital Partners Ltd.

                                    By:/S/ Brian Stark
                                       ----------------------------------------
                                      Name:  Brian Stark
                                      Title: Authorized Signatory

                                    Investment Amount:        $1,018,500

                                    Address for Notice: 3600 3 Lake Drive
                                                        St. Francis, WI  53235

                                    Facsimile No.: 414-294-7700
                                    Attn:          Brian H. Davidson


                                    JLF Partners I, L.P.

                                    By:/S/ Eric Lieberman
                                       ----------------------------------------
                                      Name:  Eric Lieberman
                                      Title: CFO

                                    Investment Amount:        $2,677,500

                                    Address for Notice: 2775 Via de la Valle
                                                        Del Mar, CA  92014

                                    Facsimile No.: 858-259-3449
                                    Attn:          Jeff Feinberg


                                    JLF Partners II, L.P.

                                    By:/S/ Eric Lieberman
                                       ----------------------------------------
                                      Name:  Eric Lieberman
                                      Title: CFO

                                    Investment Amount:        $210,000

                                    Address for Notice: 2775 Via de la Valle
                                                        Del Mar, CA  92014

                                    Facsimile No.: 858-259-3449
                                    Attn:          Jeff Feinberg


                                    JLF Offshore Fund, Ltd

                                    By:/S/ Eric Lieberman
                                       ----------------------------------------
                                      Name:  Eric Lieberman
                                      Title: CFO

                                    Investment Amount:        $4,620,000

                                    Address for Notice: 2775 Via de la Valle
                                                        Del Mar, CA  92014

                                    Facsimile No.: 858-259-3449
                                    Attn:          Jeff Feinberg


                                    LBI Group

                                    By:/S/ Fred Steinberg
                                       ----------------------------------------
                                      Name:  Fred Steinberg
                                      Title: Vice President

                                    Investment Amount:        $4,935,000

                                    Address for Notice: c/o Lehman Brothers, Inc
                                                        399 Park Ave.  9th Flr
                                                        New York, NY  10022

                                    Facsimile No.: 646-758-1630
                                    Attn:          William Yelsits

                                    Janus Investment Fund,
                                    On behalf of its series Janus Venture Fund

                                    By:/S/ William Bales
                                       ----------------------------------------
                                      Name:  William Bales
                                      Title: Portfolio Manager

                                    Investment Amount:        $4,200,000

                                    Address for Notice: 151 Detroit Street
                                                        Denver CO  80206

                                    Facsimile No.: 303-394-7714
                                    Attn:          Heidi Walter
                                                   V.P. and Assistant General
                                                       Counsel


                                    Leaf Investment Partners LP

                                    By:/S/ Seymour Goldblatt
                                       ----------------------------------------
                                      Name:  Seymour Goldblatt
                                      Title: Managing Principal of S Squared
                                                Capital LLC which is the General
                                                Partner of Leaf Investment
                                                Partners LP

                                    Investment Amount:        $2,770,950

                                    Address for Notice: S Squared Technology
                                                        Corp.  Suite 4200
                                                        515 Madison Ave.
                                                        New York, NY  10022-5474

                                    Facsimile No.: 212-838-3873
                                    Attn:          Mr. Seymour L Goldblatt


                                    Leaf Offshore Investment Fund Ltd

                                    By:/S/ Seymour Goldblatt
                                       ----------------------------------------
                                      Name:  Seymour Goldblatt
                                      Title: Managing Principal of S Squared
                                                Capital LLC which is the General
                                                Partner of Leaf Offshore
                                                Investment Fund Ltd

                                    Investment Amount:        $746,550

                                    Address for Notice: S Squared Technology
                                                        Corp.  Suite 4200
                                                        515 Madison Ave.
                                                        New York, NY  10022-5474

                                    Facsimile No.: 212-838-3873
                                    Attn:          Mr. Seymour L Goldblatt


                                    Bear Stearns Sec. Corp, Cust J Steven
                                    Emeraon IRA ROII

                                    By:/S/ J Steven Emerson
                                       ----------------------------------------
                                      Name:  J Steven Emerson
                                      Title: Self Ben self directed IRA

                                    Investment Amount:        $1,732,500

                                    Address for Notice: Bear Stearns Sec. Corp
                                                        Cust J Steven Emerson
                                                        IRA ROII
                                                        1999 Avenue of the
                                                        States #2530
                                                        Los Angeles CA  90067


                                    Facsimile No.: 310-201-3910
                                    Attn:          Rita Swann

                                    Bear Stearns Sec. Corp, Cust J Steven
                                    Emeraon ROTH IRA

                                    By:/S/ J Steven Emerson
                                       ----------------------------------------
                                      Name:  J Steven Emerson
                                      Title: Self Ben self directed IRA

                                    Investment Amount:        $1,312,500

                                    Address for Notice: Bear Stearns Sec. Corp
                                                        Cust J Steven Emerson
                                                        IRA ROII
                                                        1999 Avenue of the
                                                        States #2530
                                                        Los Angeles CA  90067


                                    Facsimile No.: 310-201-3910
                                    Attn:          Rita Swann


                                    Baron Small Cap Fund, A series of Baron
                                        Asset Fund

                                    Investment Amount:        $2,530,500

                                    and

                                    Baron iOpportunity Fund, A series of Baron
                                        Asset Fund

                                    Investment Amount:        $514,500

                                    By:/S/ Linda S. Martinson
                                       ----------------------------------------
                                      Name:  Linda S. Martinson
                                      Title: V.P. and General Counsel

                                    Address for Notice: 767 Fifth Avenue
                                                        49th Floor
                                                        New York, NY  10153

                                    Facsimile No.: 212-821-9001
                                    Attn:          Linda S. Martinson, Esq.


                                    Crestview Capital Master, LLC

                                    By:/S/ Robert Hoyt
                                       ----------------------------------------
                                      Name:  Robert Hoyt
                                      Title: Managing Director

                                    Investment Amount:        $682,500

                                    Address for Notice: 95 Revere Drive Ste A
                                                        Northbrook, IL  60062

                                    Facsimile No.: 847-559-5807
                                    Attn:          Robert Hoyt


                                    Topaz Partners

                                    By:/S/ Jeremy Garber
                                       ----------------------------------------
                                      Name:  Jeremy Garber
                                      Title: Chief Operating Officer

                                    Investment Amount:        $525,000

                                    Address for Notice: c/o Jemmco Capital Corp
                                                        900 Third Ave
                                                        New York, NY  10022

                                    Facsimile No.: 212-644-1175
                                    Attn:          Jeremy Garber

                                    Corsair Capital Partners, LP

                                    By:/S/ Jay Petschek
                                       ----------------------------------------
                                      Name:  Jay Petschek
                                      Title: Managing Member

                                    Investment Amount:        $315,000

                                    Address for Notice: 350 Madison Avenue
                                                        9th Floor
                                                        New York, NY  10017

                                    Facsimile No.: 212-389-8259
                                    Attn:          Tommy Hess


                                    Corsair Capital Investors, Ltd.

                                    By:/S/ Jay Petschek
                                       ----------------------------------------
                                      Name:  Jay Petschek
                                      Title: Managing Member

                                    Investment Amount:        $157,500

                                    Address for Notice: 350 Madison Avenue
                                                        9th Floor
                                                        New York, NY  10017

                                    Facsimile No.: 212-389-8259
                                    Attn:          Tommy Hess


                                    Corsair Capital Partners 700, LP

                                    By:/S/ Jay Petschek
                                       ----------------------------------------
                                      Name:  Jay Petschek
                                      Title: Managing Member

                                    Investment Amount:        $52,500

                                    Address for Notice: 350 Madison Avenue
                                                        9th Floor
                                                        New York, NY  10017

                                    Facsimile No.: 212-389-8259
                                    Attn:          Tommy Hess


                                    FlyLine Holdings, Ltd.

                                    By:/S/ William F. Tempel
                                       ----------------------------------------
                                      Name:  William F. Tempel
                                      Title: Member

                                    Investment Amount:        $210,000

                                    Address for Notice: 115 West 2nd Street
                                                        Suite 103
                                                        Fort Worth, TX  76102

                                    Facsimile No.: 817-509-8702
                                    Attn:          Sara Nicholson


                                    SRG Capital, LLC

                                    By:/S/ Andrew J. Turchin
                                       ----------------------------------------
                                      Name:  Andrew J. Turchin
                                      Title: Chief Financial Officer

                                    Investment Amount:        $105,000

                                    Address for Notice: 120 Broadway
                                                        40th Floor
                                                        New York, NY  10271

                                    Facsimile No.: 212-571-1279
                                    Attn:          Yoav Roth